EXHIBIT 23.1

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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                         CONSENT OF INDEPENDENT
                      CERTIFIED PUBLIC ACCOUNTANTS

Franklin Ophthalmic Instruments Co., Inc.
Romeoville, Illinois

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated December 23, 1996, relating to the financial statements of Franklin Ophthalmic Instruments Co., Inc., which is contained in the Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

Chicago, Illinois
July 23, 1997